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                                                                     EXHIBIT 1.1

                      HEALTH CARE PROPERTY INVESTORS, INC.
                            (a Maryland Corporation)
                          Medium-Term Notes, Series D
                   Due Nine Months or More from Date of Issue

                             DISTRIBUTION AGREEMENT

                                                                 August 27, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York  10281-1310

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York  10004

NATIONSBANC MONTGOMERY SECURITIES LLC
100 N. Tryon Street
7th Floor
Charlotte, North Carolina 28255

BNY CAPITAL MARKETS, INC.
One Wall Street, 18th Floor
New York, New York 10286

Dear Sirs:

     Health Care Property Investors, Inc., a Maryland corporation (the "Company"), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., NationsBanc Montgomery Securities LLC and BNY Capital Markets, Inc. (each an "Agent" and, collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes described herein (the "Notes"). The Notes are to be issued pursuant to an indenture (the "Indenture", which term as used herein includes any instrument establishing the
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form and terms of the Notes) dated as of September 1, 1993 between the Company and The Bank of New York, as trustee (the "Trustee").

     As of the date hereof, the Company has authorized the issuance and sale of up to $150,000,000 aggregate initial offering price of Notes to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or distributed through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

     This Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the applicable Agent) in which case the applicable Agent will act as agent of the Company in soliciting Note purchases.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-57163) for the registration of $600,000,000 aggregate offering price of common stock, par value $1.00 per share, preferred stock, par value $1.00 per share, and debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus and/or prospectus supplement relating to the Notes shall be provided to the Agents by the Company for use in connection with the offering of the Notes, whether or not such revised prospectus and/or prospectus supplement relating to the Notes is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus and/or prospectus supplement relating to the Notes from and after the time it is first provided to the Agents for such use. Notwithstanding the foregoing, for purposes of this Agreement any prospectus supplement prepared with respect to the offering of a series of debt securities other than the Notes shall not be deemed to have supplemented the Prospectus.

     Section 1.  Appointment as Agent.

          (a) Appointment.  Subject to the terms and conditions stated herein
              -----------
     and subject to the reservation by the Company of the right to appoint, upon two business days' prior

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     written notice to the Agents, additional persons as "Agents" hereunder
     (provided that each such additional person agrees to be bound by all of the terms of this Agreement (including Schedule A)), the Company hereby agrees that Notes will be sold exclusively to or through the Agents. Each Agent is authorized to engage the services of any other broker or dealer in connection with the offer or sale of the Notes purchased by such Agent as principal for resale to others but is not authorized to appoint sub-agents. In connection with sales by the Agents of Notes purchased by the Agents as principal to other brokers or dealers, the Agents may allot any portion of the discount they have received in connection with such purchase from the Company to such brokers or dealers. The Company agrees that during the period the Agents are acting as the Company's agents hereunder, the Company will not contact or solicit potential investors to purchase the Notes. Notwithstanding anything to the contrary contained herein, the Company may accept offers to purchase Notes through an agent other than the Agents if
     (i) the Company shall not have solicited such offers, (ii) the Company and such agent shall have entered into an agreement with the same terms as this Agreement (including Schedule A) and (iii) the Company shall have notified the Agents promptly after the acceptance of any such offer and shall have provided the Agents with a copy of such agreement in written form promptly following the execution thereof.

          (b) Sale of Notes.  The Company shall not sell or approve the
              -------------
     solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

          (c) Purchases as Principal.  No Agent shall have any obligation to
              ----------------------
     purchase Notes from the Company as principal, but each Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(a) hereof.

          (d) Solicitations as Agent.  If agreed upon by an Agent and the
              ----------------------
     Company, such Agent acting solely as agent for the Company and not as principal will solicit purchases of the Notes. Such Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part, and any such rejection shall not be deemed a breach of the Company's agreement contained herein. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. Such Agent shall not have any liability to the Company in the event any such agency purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a

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     purchaser whose offer it has accepted, the Company shall (i) hold such
     Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to such Agent any commission to which it would be entitled in connection with such sale.

          (e) Reliance.  The Company and the Agents agree that any Notes
              --------
     purchased by an Agent shall be purchased, and any Notes the placement of which an Agent arranges shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

     Section 2.  Representations and Warranties.

          (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether from such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to such Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the Commission any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date") as follows:

          (i) Due Incorporation and Qualification.  The Company (A) has been
              -----------------------------------
     duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; (B) has the requisite corporate power and authority to execute and deliver this Agreement, the Indenture and the Notes and to perform its obligations hereunder and thereunder; (C) has duly authorized, executed and delivered this Agreement and this Agreement constitutes the valid and binding agreement of the Company; (D) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; (E) is in substantial compliance with all laws, ordinances and regulations of each state in which it owns properties that are material to the properties and business of the Company and its subsidiaries considered as one enterprise in such state; and (F) has at all times operated in such manner as to qualify as a "real estate investment trust" under the Internal Revenue Code of 1986 (the "Code") and intends to continue to operate in such manner.

          (ii) Subsidiaries.  Each subsidiary of the Company which is a
               ------------
     significant subsidiary (each, a "Significant Subsidiary") as defined in Rule 405 of Regulation C of

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     the 1933 Act Regulations has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority as a corporation or partnership, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or partnership as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such corporate subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and all of the issued and outstanding partnership interests of each such subsidiary which is a partnership have been duly authorized (if applicable) and validly issued and are fully paid and non-assessable and (except for other partnership interests described in the Prospectus) are owned by the Company, directly or through corporate subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (iii)  Registration Statement and Prospectus.  The Company meets the
                 -------------------------------------
     requirements for use of Form S-3 under the 1933 Act and the 1933 Act Regulations. At the time the Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (including Rule 415(a) of the 1933 Act Regulations) and the 1939 Act and the rules and regulations of the Commission promulgated thereunder (the "1939 Act Regulations"). The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the Commission and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Prospectus, as of the date hereof (unless the term "Prospectus" refers to a prospectus which has been provided to the Agents by the Company for use in connection with the offering of the Notes which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in which case at the time it is first provided to the Agents for such use) does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,
                           --------

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     however, that the representations and warranties in this subsection shall
     -------
     not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or the Prospectus or to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification of the Trustee under the 1939 Act filed as an exhibit to the Registration Statement (the "Form T-1"). For purposes of this Section 2(a), all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR").

          (iv) Incorporated Documents.  The documents incorporated or deemed to
               ----------------------
     be incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the respective times the Registration Statement and any amendments thereto became effective and at each Representation Date did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (v) Independent Accountants.  The accountants who certified the
              -----------------------
     financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (vi) Financial Statements.  The financial statements and any
               --------------------
     supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; and, except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the selected financial data and the summary financial information included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; and the pro forma financial statements and the related notes thereto (if any) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's

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     rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and the Company's ratios of earnings to fixed charges included in the Prospectus under the caption "Ratio of Earnings to Fixed Charges" and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

          (vii)  Authorization and Validity of this Agreement, the Indenture and
                 ---------------------------------------------------------------
     the Notes.  This Agreement has been duly authorized, executed and delivered
     ---------
     by the Company and, upon execution and delivery by the Agents, will be a valid and legally binding agreement of the Company; the Indenture has been duly authorized, executed and delivered by the Company and is a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or by general equity principles; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or agreed upon pursuant to the provisions of this Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or by general equity principles; the Notes will be substantially in the form heretofore delivered to the Agents and conform in all material respects to all statements relating thereto contained in the Prospectus; and each holder of Notes will be entitled to the benefits of the Indenture.

          (viii)  No Material Adverse Change in Business.  Since the respective
                  --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby,
     (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (b) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

          (ix) No Defaults or Conflicts.  Neither the Company nor any of its
               ------------------------
     subsidiaries is in violation of its charter or bylaws or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject and in which the violation or default might result in a material adverse change in

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     the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a material breach of, or material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any law, administrative regulation or administrative or court order or decree.

          (x) No Authorization, Approval or Consent Required.  No consent,
              ----------------------------------------------
     approval, authorization, order or decree of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the offering, issuance or sale of Notes hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities ("Blue Sky") laws.

          (xi) Legal Proceedings; Contracts.  There is no action, suit or
               ----------------------------
     proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement or the Indenture or any transaction contemplated hereby or thereby; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (xii)  Title to Property.  The Company and its subsidiaries have good
                 -----------------
     title to all real property or interests in real property owned by the Company or any of its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are stated or incorporated by reference in the Prospectus or such as would not materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; the Company and its subsidiaries have obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor or opinions of counsel based upon the examination of abstracts) confirming, except as is otherwise described in the Prospectus,
     (A) that the Company and its subsidiaries have the foregoing title to such real property and interests in real property, and (B) that the instruments securing the Company's and its subsidiaries' real estate mortgage loans create valid liens upon the real properties described in such instruments enjoying the priorities intended, subject only to exceptions to title which have no material adverse effect on the value of such real properties and interests in relation to the Company and its subsidiaries considered as one enterprise; and no material real property and buildings are held under lease by the Company (other than long-term ground leases).

          (xiii)  Investment Company Act.  The Company is not required to be
                  ----------------------
     registered under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xiv)  Rating of the Notes.  The Medium-Term Note Program under which
                 -------------------
     the Notes are issued (the "Program"), as well as the Notes, are rated "Baa1" by Moody's Investors Service, Inc. and "BBB+" by Standard & Poor's Ratings Group, or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section 4(a) hereof.

          (b) Additional Certifications.  Any certificate signed by any director
              -------------------------
     or officer of the Company and delivered to an Agent or to counsel for the Agents in connection with an offering of Notes through an Agent as agent or the sale of Notes to an Agent as principal shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

     Section 3.  Purchases as Principal; Solicitations as Agent.

          (a) Purchases as Principal.  Unless otherwise agreed by an Agent and
              ----------------------
     the Company, Notes shall be purchased by the Agents as principal. Such purchases shall be made in accordance with terms agreed upon by an Agent and the Company (which terms shall be agreed upon orally, with written confirmation prepared by such Agent and mailed to the Company). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each such purchase of Notes by an Agent shall be made by such Agent with the intention of reselling them as soon as practicable, in the sole judgment of such Agent. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. An Agent may engage the services of any other broker or dealer in connection with the resale of the Notes purchased as principal and may allow any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Notes by an Agent as principal, such Agent shall specify the requirements for the stand-off agreement, officer's certificate, opinion of counsel and comfort letter pursuant to Sections 4(k), 7(b), 7(c) and 7(d) hereof, respectively.

          (b) Solicitations as Agent.  On the basis of the representations and
              ----------------------
     warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

     The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes through an Agent, as agent, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, such Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

     The Company agrees to pay each Agent a commission, in the form of a discount or otherwise as agreed to by the Company and such Agent, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto.

          (c) Administrative Procedures.  The aggregate principal amount,
              -------------------------
     purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to the Prospectus to be prepared in connection with each sale of Notes.
     Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of $1,000 or any larger amount that is an integral multiple of $1,000. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents, the Company and the Trustee (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

          (d) Delivery of Closing Documents.  The documents required to be
              -----------------------------
     delivered by Section 5 hereof shall be delivered at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071-2007 on the date hereof, or at such other time or place as the Agents and the Company may agree.

     Section 4.  Covenants of the Company.

     The Company covenants with each Agent as follows:

          (a) Notice of Certain Events.  The Company will notify the Agents
              ------------------------
     immediately, and confirm the notice in writing (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated or deemed to be incorporated by reference in the Prospectus, (iii) of the receipt of any comments or inquiries from the Commission relating to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (vi) of any change of which the Company has knowledge in the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company, or any public announcement of which the Company has knowledge by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or any withdrawal of which the Company has knowledge by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities, and (vii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Notes under state securities or Blue Sky laws or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance by the Commission of any stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Notice of Certain Proposed Filings.  The Company will give the
              ----------------------------------
     Agents advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates, maturity or price of Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Agents or counsel for the Agents shall reasonably object.

          (c) Copies of the Registration Statement and the Prospectus.  The
              -------------------------------------------------------
     Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith and documents incorporated or deemed to be incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder so long as the Agents are required to deliver, under the 1933 Act or the 1934 Act, a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

          (d) Preparation of Pricing Supplements.  The Company will prepare,
              ----------------------------------
     with respect to any Notes to be sold through or to an Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

          (e) Revisions of Prospectus -- Material Changes.  Except as otherwise
              -------------------------------------------
     provided in subsection (l) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agent and to cease sales of any Notes the Agents may then own as principal, and the Company will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements and the Company shall furnish to the Agents as many copies of the Registration Statement and the Prospectus, as each may then be amended or supplemented, as the Agents shall reasonably require.

          (f) Prospectus Revisions -- Periodic Financial Information.  Except as
              ------------------------------------------------------
     otherwise provided in subsection (1) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall prior to the delivery of the Prospectus to any purchaser of the Notes purchasing after the date on which such financial information is released to the general public, by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

          (g) Prospectus Revisions -- Audited Financial Information.  Except as
              -----------------------------------------------------
     otherwise provided in subsection (1) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall, prior to the delivery of the Prospectus to any purchaser of the Notes purchasing after the date on which such financial information is released to the general public, cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

          (h) Earnings Statements.  The Company will make generally available to
              -------------------
     its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

          (i) Blue Sky Qualifications.  The Company will endeavor, in
              -----------------------
     cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

          (j) 1934 Act Filings.  The Company, during the period when the
              ----------------
     Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations and to the extent such documents are incorporated by reference in the Prospectus, when read together with the other information in or incorporated by reference into the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (k) Stand-Off Agreement.  If specified by an Agent in connection with
              -------------------
     a purchase by it of Notes as principal, between the date of the agreement to purchase such Notes and the Settlement Date with respect to such purchase, the Company will not, without such Agent's prior written consent, directly or indirectly, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement and commercial paper in the ordinary course of business).

          (l) Suspension of Certain Obligations.  The Company shall not be
              ---------------------------------
     required to comply with the provisions of subsections (e), (f) or (g) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agent pursuant to a request from the Company and (ii) no Agent shall then hold any Notes purchased as principal pursuant hereto, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or an Agent shall subsequently purchase Notes from the Company as principal.

          (m) Use of Proceeds.  The Company will use the net proceeds received
              ---------------
     by it from the sale from time to time of Notes in the manner specified in the Prospectus under "Use of Proceeds."

     Section 5.  Conditions of Obligations.

     The obligations of one or more Agents to purchase Notes as principal and to solicit offers to purchase the Notes as an agent of the Company, and the obligations of any purchasers of the Notes sold through an Agent as agent, will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

          (a) Legal Opinions.  On the date hereof, the Agents shall have
              --------------
     received the following legal opinions, dated as of the date hereof and in form and scope satisfactory to the Agents:

     (1) Opinion of Company Counsel.  The opinion of Latham & Watkins, special
         --------------------------
counsel to the Company, as set forth in Exhibit B hereto:

     (2) The favorable opinion, dated as of Closing Time, of Latham & Watkins, special counsel for the Company, subject to customary assumptions, limitations and exceptions acceptable to counsel for the Agents, to the effect that:

            (i) the Company was organized in conformity with the requirements for qualification as a real estate investment trust under the Code commencing with its taxable year ending December 31, 1985, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code; and

            (ii) the information in the Prospectus under the captions "Certain Federal Income Tax Considerations to the Company" and "Material Federal Income Tax Considerations," insofar as such statements constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is accurate in all material respects.

     (3) The favorable opinion of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel for the Company, to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

            (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

            (iii) Texas HCP, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. All of the issued and outstanding shares of capital stock of such subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

            (iv) The execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company under its Charter and Bylaws and the Maryland General Corporation Law (the "MGCL"). This Distribution Agreement has been duly executed and delivered by the Company.

            (v) The execution and delivery of the Indenture has been duly and validly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the MGCL. The Indenture has been duly executed and delivered by the Company.

            (vi) The issuance of the Notes pursuant to the Indenture, and the offer and sale of the Notes pursuant to this Agreement, have been duly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the MGCL.

            (vii) The issuance and sale of the Notes by the Company and the compliance by the Company with the provisions of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of the provisions of the charter or bylaws of the Company.

            (viii) No authorization, approval, consent, decree or order of any court or governmental authority or agency is required under the Maryland General Corporation Law for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of the Notes hereunder, except such as may have been obtained or rendered, as the case may be, or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

               In rendering its opinion, Ballard Spahr Andrews & Ingersoll, LLP shall state that each of Brown & Wood llp, in rendering its opinion pursuant to Section 5(a)(5), and Latham & Watkins, in rendering its opinion pursuant to Section 5(a)(1), may rely upon such opinion as to matters arising under the laws of the State of Maryland.

     (4) Opinion of Company Counsel.  The opinion of Edward J. Henning, General
         --------------------------
Counsel of the Company, to the effect that:

            (i) To the best of such counsel's knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

            (ii) To the best of such counsel's knowledge and information, each Significant Subsidiary of the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

            (iii) To the best of such counsel's knowledge and information, no material default exists in the due performance or observance by the Company or any of its subsidiaries of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described or referred to in the Registration Statement or filed as an exhibit thereto or incorporated by reference therein which would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

            (iv) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and the descriptions thereof or references thereto are correct.

            (v) The issue and sale of the Notes and the compliance by the Company with the provisions of this Agreement and the Indenture, and the consummation of the transactions contemplated herein and therein, will not, to the best of such counsel's knowledge and information, result in any material violation of any order known by such counsel to be applicable to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

            (vi) To the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus.

     (5) Opinion of Counsel to the Agents.  The opinion of Brown & Wood llp,
         --------------------------------
counsel to the Agents, covering the matters referred to in paragraphs (i) to
(vi), inclusive, of Exhibit B and in subparagraph (a)(3) under the subheadings
(i) and (iv) to (vi), inclusive, above. In rendering such opinion, Brown & Wood llp may rely upon the opinion of Ballard Spahr Andrews & Ingersoll, rendered pursuant to Section 5(a)(3) as to matters arising under the laws of the State of Maryland. Brown & Wood llp shall additionally state that nothing has come to its attention that would lead it to believe that the Registration Statement, at the time it became effective or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be, or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented at the date hereof, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel shall express no opinion with respect to the financial statements, schedules and other financial data in the Registration Statement or the Prospectus.

          In giving their opinions, Latham & Watkins and Brown & Wood llp may rely, to the extent recited therein, (A) as to all matters of fact, upon certificates and written statements of officers of the Company, and (B) as to the qualification and good standing of the Company and each Significant Subsidiary to do business in any state or jurisdiction, upon certificates of appropriate government officials.

          (b) Officer's Certificate.  At the date hereof, the Agents shall have
              ---------------------
     received a certificate of the President or Vice President and the chief financial or chief accounting officer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any agreement by an Agent to purchase Notes as principal, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best knowledge and information of such officer, threatened by the Commission.

          (c) Comfort Letter.  On the date hereof, the Agents shall have
              --------------
     received a letter from Arthur Andersen llp, dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

          (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

          (ii) In their opinion, the consolidated financial statements and supporting schedule(s) of the Company and its subsidiaries examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

          (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference therein, or (B) at a specified date not more than five days prior to the date of such letter, there was any change in the consolidated capital stock or any increase in consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net assets of the Company and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net income of the Company and its subsidiaries, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company.

          (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

          (d) Other Documents.  On the date hereof and on each Settlement Date,
              ---------------
     counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of an Agent, any applicable agreement by such Agent to purchase Notes as principal) may be terminated by the applicable Agent or Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery in Section 11 hereof, the provisions relating to governing law set forth in Section 14 and the provisions set forth under "Parties" of Section 15 hereof shall remain in effect.

     Section 6.  Delivery of and Payment for Notes Sold through an Agent.

     Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds.

     Section 7.  Additional Covenants of the Company.

     The Company covenants and agrees with each Agent that:

          (a) Reaffirmation of Representations and Warranties.  Each acceptance
              -----------------------------------------------
     by it of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), and each delivery of Notes to such Agent (whether to such Agent as principal or through such Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to such Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

          (b) Subsequent Delivery of Certificates.  Each time that (i) the
              -----------------------------------
     Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of or a change in the interest rates, maturity or price of the Notes or similar changes, and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of securities other than the Notes), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of securities other than the Notes under the Registration Statement, unless the Agents shall otherwise specify), (iii) (if required in connection with the purchase of Notes by an Agent as principal) the Company sells Notes to an Agent as principal or (iv) if the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said
     Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

          (c) Subsequent Delivery of Legal Opinions.  Each time that (i) the
              -------------------------------------
     Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of or a change in the interest rates, maturity or price of the Notes or similar changes or solely for the inclusion of additional financial information, and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of securities other than the Notes), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities other than the Notes under the Registration Statement), (iii) (if required in connection with the purchase of Notes by an Agent as principal) the Company sells Notes to an Agent as principal or
     (iv) if the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents the written opinions of Latham & Watkins, counsel for the Company, Ballard Spahr Andrews & Ingersoll, Maryland counsel for the Company and Edward J. Henning, General Counsel of the Company, or other counsel satisfactory to the Agents dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Sections 5(a)(1), 5(a)(2), 5(a)(3) and 5(a)(4) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

          (d) Subsequent Delivery of Comfort Letters.  Each time that (i) the
              --------------------------------------
     Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information, or (ii) (if required in connection with the purchase of Notes by an Agent as principal) the Company sells Notes to an Agent as principal, the Company shall cause Arthur Andersen llp (or other independent accountants of the Company satisfactory to the Agents) forthwith to furnish the Agents a letter, dated the date of effectiveness of such amendment, supplement or document filed with the Commission, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said
     Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration
                             --------  -------
     Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Arthur Andersen & Co. (or such other acceptable independent accountants) may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information.

     Section 8.  Indemnification.

          (a) Indemnification of the Agents.  The Company agrees to indemnify
              -----------------------------
     and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by such Agent) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or made in reliance upon the Trustee's Statement of Eligibility under the 1939 Act filed as an exhibit to the Registration Statement.

          (b) Indemnification of Company, Directors and Officers.  Each Agent
              --------------------------------------------------
     severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

          (c) Actions Against Parties; Notification.  Each indemnified party
              -------------------------------------
     shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the applicable Agent(s) and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except
     --------  -------
     with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement without Consent if Failure to Reimburse.  If at any
              --------------------------------------------------
     time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
     (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) EDGAR.  For purposes of this Section 8, all references to the
              -----
     Registration Statement or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

     Section 9.  Contribution.

     If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agent(s), on the other hand, from the offering of the Notes that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the applicable Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and the applicable Agent(s), on the other hand, in connection with the offering of the Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discount or commissions received by each applicable Agent, as the case may be, bears to the aggregate initial offering price of such Notes.

     The relative fault of the Company, on the one hand, and the applicable Agent(s), on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agent(s) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the applicable Agent(s) agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 9, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total discount or commission received by such Agent in connection with the offering of the Notes that were the subject of the claim for indemnification exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased from the Company by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 9 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from the Company.

     For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     Section 10.  Payment of Expenses.

     The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

          (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

          (b) The preparation, filing and reproduction of this Agreement;

          (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

          (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent;

          (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

          (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

          (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto (including all documents incorporated by reference therein), and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

          (h) The preparation, printing, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

          (i) Any fees charged by rating agencies for the rating of the Notes;

          (j) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company;

          (k) The cost of providing any CUSIP or other identification numbers for the Notes; and

          (l) The fees and expenses of any Depositary (as defined in the Indenture) and any nominees thereof in connection with the Notes.

     Section 11.  Representations, Warranties and Agreements to Survive
Delivery.

     All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes and the termination of this Agreement.

     Section 12.  Termination.

          (a) Termination of this Agreement.  This Agreement (excluding any
              -----------------------------
     agreement hereunder by one or more Agents to purchase Notes as principal) may be terminated for any reason, at any time by either the Company or an Agent, as to itself, upon the giving of ten days' written notice of such termination to the other party hereto.

          (b) Termination of Agreement to Purchase Notes as Principal.  The
              -------------------------------------------------------
     applicable Agent(s) may terminate any agreement hereunder by such Agent(s) to purchase Notes as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent(s), impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange, or in the NASDAQ National Market shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by order of the Commission, the NASD or any other governmental authority, or if a banking moratorium shall have been declared by either Federal, California or New York authorities, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable principal purchase shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to such Agent(s) attention any facts that would cause such Agent(s) to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

          (c) General.  In the event of any such termination, neither party will
              -------
     have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it as principal with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

     Section 13.  Notices.

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     If to the Company:

          Health Care Property Investors, Inc.
          4675 MacArthur Court
          9th Floor
          Newport Beach, California 92660
          Attention: Kenneth B. Roath,
           President and Chief Executive Officer
          Fax:  (949) 221-0607

     With a copy to:

          Pamela B. Kelly, Esq.
          Latham & Watkins
          633 West Fifth Street
          Los Angeles, California 90071
          Fax: (213) 891-8763

     If to the Agents:

          Merrill Lynch & Co.
          Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
          North Tower - 10th Floor
          World Financial Center
          New York, New York  10281-1310
          Attention:  MTN Product Management
          Fax:  (212) 449-2234

          Goldman, Sachs & Co.
          85 Broad Street
          New York, New York  10004
          Attention:  Alan Rifkin
          Fax:  (212) 902-3000

          NationsBanc Montgomery Securities LLC
          100 N Tryon Street
          7th Floor
          Mail Stop NC 1007-07-01
          Charlotte, North Carolina 28255
          Attention:  Lynn T. McConnell
          Fax:  (704) 388-9939

          BNY Capital Markets, Inc.
          One Wall Street, 18th Floor
          New York, New York 10286
          Attention:  Daniel A. Klinger
          Fax:  (212)635-8525

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

     Section 14.  Governing Law; Forum.

     This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in such State.

     Section 15.  Parties.

     This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and the officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and said officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

     If the foregoing is in accordance with the Agents understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents and the Company in accordance with its terms.

                              Very truly yours,

                              HEALTH CARE PROPERTY INVESTORS, INC.

                              By: /s/ Edward J. Henning
                                 ------------------------------------
                                  Title:  Senior Vice President

Accepted:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By: /s/ Scott G. Primrose
   ----------------------------
   Name:  Scott G. Primrose
   Title: Authorized Signatory

    /s/ Goldman, Sachs & Co.
   ----------------------------
    GOLDMAN, SACHS & CO.

NATIONSBANC MONTGOMERY SECURITIES LLC

By: /s/ Jennifer W. Arens
   ----------------------------
   Name:  Jennifer W. Arens
   Title: Principal

BNY CAPITAL MARKETS, INC.

By: /s/ Daniel Klinger
   -----------------------------
   Name: Daniel Klinger
   Title: Vice President

                                   SCHEDULE A

     As compensation for the services of the Agents hereunder, the Company shall pay it, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                                        PERCENT OF
MATURITY RANGES                                                      PRINCIPAL AMOUNT
---------------                                                      ----------------
From 9 months to less than 1 year.............................            0.125%
From 1 year to less than 18 months............................            0.150%
From 18 months to less than 2 years...........................            0.200%
From 2 years to less than 3 years.............................            0.250%
From 3 years to less than 4 years.............................            0.350%
From 4 years to less than 5 years.............................            0.450%
From 5 years to less than 6 years.............................            0.500%
From 6 years to less than 7 years.............................            0.550%
From 7 years to less than 10 years............................            0.600%
From 10 years to less than 15 years...........................            0.625%
From 15 years to less than 20 years...........................            0.700%
From 20 years to 30 years.....................................            0.750%
More than 30 years............................................            *

----------
* To be negotiated at the time of sale between the applicable Agent and the Company.

                                                                       EXHIBIT A

     The following terms, if applicable, shall be agreed to by the Agents and the Company in connection with each sale of Notes:

     Principal Amount: $_______
     Interest Rate:
          If Fixed Rate Note, Interest Rate:

          If Floating Rate Note:
               Interest Rate Basis:
               Initial Interest Rate:
               Spread or Spread Multiplier, if any:
               Interest Reset Date(s):
               Interest Payment Date(s):
               Index Maturity:
               Maximum Interest Rate, if any:
               Minimum Interest Rate, if any:
               Interest Reset Period:
               Interest Payment Period:
               Calculation Agent:

     If Redeemable:
          Initial Redemption Date:
          Initial Redemption Percentage:
          Annual Redemption Percentage Reduction:
     If Repayable:
          Optional Repayment Date(s):

     Date of Maturity:
     Purchase Price:  ___%
     Settlement Date and Time:
     Denominations:
     Additional Terms:

Also, in connection with the purchase of Notes by an Agent as principal, agreement as to whether the following will be required:

     Officer's Certificate pursuant to Section 7(b) of the Distribution
     Agreement.
     Legal Opinion pursuant to Section 7(c) of the Distribution Agreement. Comfort Letter pursuant to Section 7(d) of the Distribution Agreement. Stand-off Agreement pursuant to Section 4(k) of the Distribution Agreement.

                                                                       EXHIBIT B

                                August __, 1998

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
GOLDMAN, SACHS & CO.
NATIONSBANC MONTGOMERY SECURITIES LLC
BNY CAPITAL MARKETS, INC.
 c\o  Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith Incorporated
      Merrill Lynch World Headquarters
      North Tower, 10th Floor
      World Financial Center
      New York, New York  10281-1209

      Re:  Health Care Property Investors, Inc.
           $150,000,000 Medium-Term Notes, Series D
           ----------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Health Care Property Investors, Inc., a Maryland corporation (the "Company"), in connection with the registration under the 1933 Act and the issuance of up to an aggregate initial offering price of $150,000,000 Medium-Term Notes, Series D, due nine months or more from date of issue, having such terms and provisions to be established as set forth in an Officers' Certificate dated August __, 1998 delivered pursuant to Section 301 of the Indenture dated as of September 1, 1993 between the Company and The Bank of New York, as trustee (the "Notes").

     This opinion is being rendered to you pursuant to Section 5(a)(1) of the Distribution Agreement dated as of August __, 1998 among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., NationsBanc Montgomery Securities LLC, BNY Capital Markets, Inc. and the Company. Capitalized terms defined in the Distribution Agreement, used herein and not otherwise defined herein shall have the meanings given them in the Distribution Agreement.

     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. We have examined, among other things, the following:

     (a)  the Distribution Agreement;

     (b)  the Indenture;

     (c)  the form of the Notes; and

     (d) (i) that certain indenture dated as of April 1, 1989 between the Company and The Bank of New York, as Trustee, for debt securities; (ii) that certain Fiscal Agency Agreement dated as of November 8, 1993 between the Company and Chemical Bank, as Fiscal Agent, for 6% Convertible Subordinated Notes due 2000; (iii) that certain $50,000,000 Revolving Credit Agreement dated as of October 22, 1997 among the Company, The Bank of New York, as agent, The Sumitomo Bank, Bank of Montreal, Kredietbank N.V., Wells Fargo Bank, Bank of Hawaii and NationsBank of Texas, N.A. and (iv) that certain Revolving Credit Agreement dated as of October 22, 1997 among the Company, The Bank of New York, as agent, The Sumitomo Bank, Bank of Montreal, Kredietbank N.V., Wells Fargo Bank, Bank of Hawaii and NationsBank of Texas, N.A. (collectively, the "Material Agreements").

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied exclusively upon oral or written statements and representations of officers and other representations of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. We understand that various matters concerning the laws of the State of Maryland are addressed in an opinion of Ballard Spahr Andrews & Ingersoll separately provided to you, and we express no opinion with respect to those matters. In rendering the opinions set forth below, we have, with your permission, assumed that the Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland; that each of the Distribution Agreement, the Indenture and the Notes has been duly authorized, executed and delivered by the Company; and that none of the issuance and sale of the Notes by the Company, or the performance and compliance by the Company with the provisions of the Distribution Agreement, the Indenture or the Notes, or the consummation of the transactions

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

contemplated thereby, will result in any violation of the provisions of the charter or bylaws of the Company.

     Our opinions set forth in paragraphs (vii) and (viii) below are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to the issuance and sale of debt securities.

     Subject to the foregoing, and the other matters set forth herein, it is our opinion that, as of the date hereof:

       (i) The Indenture is a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

       (ii) The Indenture has been duly qualified under the 1939 Act.

       (iii) The Registration Statement has been declared effective under the 1933 Act and, based solely on telephonic confirmation with the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated or threatened by the Commission.

       (iv) The Registration Statement at the time it became effective and at the Representation Date, appeared on its face to comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations; it being understood that we express no opinion with respect to documents incorporated by reference therein except as set forth in paragraph (ix) below, the Form T-1 or the financial statements, schedules and other financial data included or incorporated by reference in the Registration Statement. In passing upon the compliance as to form of the Registration Statement, we have assumed that the statements made and incorporated by reference therein are true, correct and complete.

       (v) The Notes are in due and proper form and, when executed and authenticated in accordance with the terms of the Indenture and delivered pursuant to the provisions of the Distribution Agreement against payment of the consideration therefor, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and each holder of Notes will be entitled to the benefits of the Indenture.

       (vi) The Notes and the Indenture conform in all material respects to the respective descriptions thereof contained in the Prospectus.

       (vii) The issue and sale of the Notes and the compliance by the Company with the provisions of the Distribution Agreement and the Indenture, and the consummation of the transactions therein contemplated, will not result in a breach or violation of any material term or provision of, or constitute a default under, the Material Agreements; nor will such action result in any material violation of any statute, rule or regulation applicable to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (other than federal or state securities law, which are specifically addressed elsewhere herein).

       (viii) No approval, authorization, consent, order or decree of any Federal or California court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by the Distribution Agreement or in connection with the sale of the Notes thereunder, except such as may have been obtained or rendered, as the case may be, or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws (including real estate syndication laws).

       (ix) Each document filed pursuant to the 1934 Act and incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements, schedules and other financial data included or incorporated by reference therein, as to which we express no opinion), at the time it was filed with the Commission, appeared on its face to comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations. In passing upon compliance as to form of such documents, we have assumed that the statements made therein are true, correct and complete.

       (x) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules and other financial data included or incorporated by reference in the Registration Statement or the Prospectus or with respect to the Form T-1.

     The opinions rendered in paragraphs (i) and (v) above relating to the enforceability of the Indenture and the Notes, respectively, are subject to the following exceptions, limitations and qualifications: (1) the effect of bankruptcy, insolvency,

                                       4
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reorganization, moratorium, fraudulent conveyance or other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors; (2) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether enforcement is sought in a proceeding in equity or at law); and (3) certain rights, remedies and waivers contained in the Indenture may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions, but such laws or judicial decisions do not render the Indenture or the Notes invalid or unenforceable as a whole.

     To the extent that the obligations of the Company under the Indenture and with respect to the Notes may be dependent upon such matters, we assume for purposes of this opinion that the Trustee has complied with any applicable requirement to file returns and pay taxes under the laws of the State of California; that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations, and will be duly qualified under the Trust Indenture Act; that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture; and that the Notes will be paid for in accordance with the terms of the Distribution Agreement, and will be duly authenticated by the Trustee in accordance with the Indenture and the Officers' Certificate (as defined in the Indenture).

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                              Very truly yours,

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